Exhibit 10.2

SECOND AMENDMENT TO

CREDIT CARD PROGRAM AGREEMENT

    This SECOND AMENDMENT TO CREDIT CARD PROGRAM AGREEMENT, dated as of June 1, 2005, (this "Amendment") is made and entered into as of May 19, 2006, by and among Federated Department Stores, Inc., a Delaware corporation, ("FDS"), FDS Bank, a federally-chartered stock savings bank ("FDS Bank"), FACS Group, Inc., an Ohio corporation ("FACS"), Macy's Department Stores, Inc., an Ohio corporation ("Macy's"), Bloomingdale's, Inc., an Ohio corporation ("Bloomingdale's"; and together with FDS, FDS Bank, FACS and Macy's, the "FDS Companies"), and Department Stores National Bank, a national banking association (as assignee of Citibank, N.A., a national banking association) ("Bank").

    WHEREAS, the FDS Companies and Bank are parties to that certain Credit Card Program Agreement dated, as of June 1, 2005, as amended by the First Amendment to Credit Card Program Agreement and the letter agreement, each dated as of October 24, 2005 (the "Program Agreement");

    WHEREAS, the parties hereto have agreed to permit the sale, pursuant to the Purchase Agreement, of those May Assets (as defined in the Purchase Agreement) and May Liabilities (as defined in the Purchase Agreement) relating to May Accounts (as defined in the Purchase Agreement) that have been converted from May Co. credit Systems to FACS Group, Inc. credit Systems prior to the Third Closing Date (as defined in the Purchase Agreement); and

    WHEREAS, the parties hereto desire to amend the Program Agreement in accordance with Section 18.5 of the Program Agreement.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1. Defined Terms. Capitalized terms used without definition in this Amendment have the meanings assigned to them in the Program Agreement.

        2. References to May Accounts. All provisions of the Program Agreement (including the Schedules thereto) referring to the "May Accounts," the "May Purchase Price," the "Third Closing," the "Third Closing Date" and the "Final Third Closing Statement" shall apply mutatis mutandis to the "Converted May Accounts," the "CM Purchase Price," the "CM Closing," the "CM Closing Date" and the "Final CM Closing Statement" (in each case, as defined in the Purchase Agreement), respectively; provided, however, that references to the "Third Closing" in the definition of "Adverse Sales Development" and Section 16.2(d)(iv) of the Program Agreement shall apply solely to such closing and not to the CM Closing. All provisions of the Program Agreement referring to the "May Accounts," the "May Purchase Price", the "Third Closing," the "Third Closing Date" and the "Final Third Closing Statement" shall continue to apply thereto as set forth in the Program Agreement, but references to the "May Accounts" shall be deemed to exclude "Converted May Accounts."

        3. Amendment of Section 2.2(b). Section 2.2(b) of the Program Agreement is hereby amended by adding the following text at the end of such Section:

"For the avoidance of doubt, from the CM Closing Date until the Third Closing Date, Bank shall not have the right to issue, offer or market a Credit Card bearing the following names of FDS retail divisions or have any other rights hereunder with respect to the offering of any products or services with respect to such FDS retail divisions: (a) Robinson's-May, (b) Meier & Frank, (c) Foley's , (d) Marshall Fields ,(e) Lord & Taylor and (f) David's Bridal."

        4. Amendment of Section 9.3(a). Section 9.3(a) of the Program Agreement is hereby amended by adding the following text at the end of such Section:

"Except to the extent paid pursuant to the previous sentence, not later than 10 A.M. (Eastern time) on each Business Day, Bank shall pay to FDS Bank an amount determined in accordance with Schedule 9.3(a)(i)."

        5. Amendment of Section 17.1. Section 17.1(f) of the Program Agreement is hereby amended by replacing such section in its entirety with the following text:

"(f) any Solicitation Materials distributed by an FDS Company and not (i) approved by the Operating Committee or (ii) provided by Bank;".

        6. Amendment of Section 17.2.

            (a) Section 17.2 of the Program Agreement is hereby amended by adding "(direct or indirect)" after the word "damages" in the portion of the sentence that is before clause (a) of Section 17.2.

            (b) Section 17.2(g) of the Program Agreement is hereby amended by replacing the words "any third party" with the words "any Governmental Authority or other third party".

        7. Amendment of Schedule 1.1(e). Schedule 1.1(e) of the Program Agreement is hereby amended by replacing such Schedule in its entirety with Schedule 1.1(e) attached hereto.

        8. Amendment of Schedule 1.1(f). Schedule 1.1(f) of the Program Agreement is hereby amended by replacing such Schedule in its entirety with Schedule 1.1(f) attached hereto.

        9. Amendment of Schedule 1.1(k). Schedule 1.1(k) of the Program Agreement is hereby amended by replacing such Schedule in its entirety with Schedule 1.1(k) attached hereto.

        10. Amendment of Schedule 1.1(l). Schedule 1.1(l) of the Program Agreement is hereby amended by replacing such Schedule in its entirety with Schedule 1.1(l) attached hereto.

        11. Amendment of Schedule 4.8(b)(ii). Schedule 4.8(b)(ii) of the Program Agreement is hereby amended by replacing such Schedule in its entirety with Schedule 4.8(b)(ii) attached hereto.

        12. Amendment of Schedule 9.3(a). Section (a) of Schedule 9.3(a) of the Program Agreement is hereby amended by replacing such section in its entirety with the following text:

"(a) Monthly Net Credit Sale Share: The compensation payable to FDS on a monthly basis shall be reduced by an amount equal to the product of the aggregate Net Credit Sale Share paid to FDS Bank pursuant to Schedule 9.3(a)(i) during the preceding Fiscal Month multiplied by the annualized Funding Cost for such Fiscal Month, divided by 360, and multiplied by 20."

        13. New Schedule 9.3(a)(i). The Program Agreement is hereby amended by adding a new Schedule 9.3(a)(i) attached hereto.

        14. Amendment of Schedule 9.3(c). Schedule 9.3(c) of the Program Agreement is hereby amended by adding the following new clause (v) at the end thereof:

"(v) For the avoidance of doubt, the parties acknowledge and agree that all May Accounts shall be covered by and subject to the provisions of this Schedule 9.3(c) from and after the Third Closing Date."

        15. Waiver of Compliance with Section 2.2(d). Bank hereby waives compliance by FDS or any of its Affiliates with Section 2.2(d) of the Program Agreement solely with respect to the issuance by FDS Bank of FDS Debit Cards to customers whose Credit Card Applications have been declined by Bank in accordance with the terms and provisions of the Program Agreement, provided that in the event FDS or any of its Affiliates determines and communicates in writing to the OTS its decision not to offer, issue or market any of the FDS Debit Cards in furtherance of the implementation of the business plan of FDS Bank (which FDS or one of its Affiliates shall do as promptly as practicable following such determination), such waiver shall no longer apply and the provisions of Section 2.2(d) shall continue to apply to FDS and its Affiliates following the date hereof. At the request of FDS, the FDS Companies and Bank shall engage in discussions regarding mutually agreeable extensions of the scope of the waiver of Section 2.2(d).

        16. Capacity; Authorization; Validity.

            (a) FDS hereby represents and warrants to Bank as of the date hereof:

                (i) Each FDS Company has all necessary corporate or similar power and authority to (A) execute and enter into this Amendment and (B) perform the obligations required of such FDS Company hereunder and the other documents, instruments and agreements to be executed and delivered by such FDS Company pursuant hereto.

                (ii) The execution and delivery by the FDS Companies of this Amendment and all documents, instruments and agreements executed and delivered by the FDS Companies pursuant hereto, and the consummation by the FDS Companies of the transactions specified herein, have been duly and validly authorized and approved by all necessary corporate or similar actions of the FDS Companies.

                (iii) This Amendment (A) has been duly executed and delivered by the FDS Companies, (B) constitutes the valid and legally binding obligation of the FDS Companies, and (C) is enforceable against the FDS Companies in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and by general equity principles including those respecting the availability of specific performance).

        (b) Bank hereby represents and warrants to the FDS Companies as of the date hereof:

                (i) Bank has all necessary corporate or similar power and authority to (A) execute and enter into this Amendment and (B) perform the obligations required of it hereunder and the other documents, instruments and agreements to be executed and delivered by Bank pursuant hereto.

                (ii) The execution and delivery by Bank of this Amendment and all documents, instruments and agreements executed and delivered by Bank pursuant hereto, and the consummation by Bank of the transactions specified herein, has been duly and validly authorized and approved by all necessary corporate or similar actions of Bank.

                (iii) This Amendment (A) has been duly executed and delivered by Bank, (B) constitutes the valid and legally binding obligation of Bank and (C) is enforceable against Bank in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and by general equity principles including those respecting the availability of specific performance).

        17. Effect of Amendment. This Amendment is hereby incorporated into and made a part of the Program Agreement. Except as amended by this Amendment, all terms and provisions of the Program Agreement shall continue and remain in full force and effect and binding upon the parties thereto.

        18. Binding Effect. This Amendment shall be binding in all respects and inure to the benefit of the successors and permitted assigns of the parties hereto.

        19. Governing Law. This Amendment and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made to be performed within such State and applicable federal law.

        20. Counterparts/Facsimiles. This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument, but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. Any facsimile of an executed counterpart shall be deemed an original.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

DEPARTMENT STORES NATIONAL BANK

By: /s/ Douglas C. Morrison
Name: Douglas C. Morrison
Title:

FEDERATED DEPARTMENT STORES, INC.

By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary

FDS BANK

By: /s/ Susan R. Robinson
Name: Susan R. Robinson
Title: Treasurer

FACS GROUP, INC.

By: /s/ Bradley R. Mays
Name: Bradley R. Mays
Title: Vice President

MACY'S DEPARTMENT STORES, INC.

By: /s/ Bradley R. Mays
Name: Bradley R. Mays
Title: Vice President

BLOOMINGDALES, INC.

By: /s/ Bradley R. Mays
Name: Bradley R. Mays
Title: Vice President